     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 2000

                                                      REGISTRATION NO. 333-31140
================================================================================
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                          ---------------------------

                                AMENDMENT NO. 5
                                       TO
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ---------------------------

                               ATHEROGENICS, INC.
             (Exact name of Registrant as specified in its charter)

                GEORGIA                                    2834                                  58-2108232
    (State or other jurisdiction of            (Primary Standard Industrial                   (I.R.S. Employer
     incorporation or organization)            Classification Code Number)                 Identification Number)

                             8995 WESTSIDE PARKWAY
                           ALPHARETTA, GEORGIA 30004
                                 (678) 336-2500
    (Address, including zip code, and telephone number,including area code, of Registrant's principal executive offices)

                          ---------------------------

                        RUSSELL M. MEDFORD, M.D., PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               ATHEROGENICS, INC.
                             8995 WESTSIDE PARKWAY
                           ALPHARETTA, GEORGIA 30004
                                 (678) 336-2500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ---------------------------

                                   Copies to:

           LEONARD A. SILVERSTEIN, ESQ.                            ALAN L. JAKIMO, ESQ.
            LONG ALDRIDGE & NORMAN LLP                               BROWN & WOOD LLP
            SUNTRUST PLAZA, SUITE 5300                      ONE WORLD TRADE CENTER, 58TH FLOOR
               303 PEACHTREE STREET                              NEW YORK, NEW YORK 10048
            ATLANTA, GEORGIA 30308-3201                               (212) 839-5300
                  (404) 527-4000

                          ---------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          ---------------------------

                                         CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                           PROPOSED             PROPOSED
                                                           MAXIMUM              MAXIMUM
             TITLE OF EACH                    AMOUNT       OFFERING            AGGREGATE       AMOUNT OF
          CLASS OF SECURITIES                 TO BE       PRICE PER             OFFERING      REGISTRATION
           TO BE REGISTERED                 REGISTERED      UNIT              PRICE (1)(2)       FEE(3)
---------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share    6,900,000 shares   $13.00             $89,700,000      $23,680.80
===============================================================================================================

     (1) Includes the dollar value of shares that the underwriters have the option to purchase to cover over-allotments, if any.
     (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act.
     (3) This amount has been previously paid.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

         The purpose of this Amendment No. 5 to the Registration Statement is solely to change the calculation of the proposed maximum aggregate offering price in the "Calculation of Registration Fee" table on the cover page of the Registration Statement from $100,000,000 to $89,700,000 to reflect the estimated maximum initial public offering price of $13.00 per share and the amount of shares to be registered. There are no changes to the prospectus that forms a part of the Registration Statement or to Part II of the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 8, 2000.
                                      ATHEROGENICS, INC.

                                      By:/s/ RUSSELL M. MEDFORD, M.D., PH.D.
                                         ---------------------------------------
                                             RUSSELL M. MEDFORD, M.D., PH.D.
                                          President and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES
INDICATED:

                      NAME                                      TITLE                       DATE
                      ----                                      -----                       ----
PRINCIPAL EXECUTIVE OFFICER:

             /s/ RUSSELL M. MEDFORD               President and Chief Executive          August 8, 2000
------------------------------------------------    Officer, Director
               RUSSELL M. MEDFORD

PRINCIPAL FINANCIAL AND PRINCIPAL
  ACCOUNTING OFFICER:

             /s/ MARK P. COLONNESE                Vice President of Finance and          August 8, 2000
------------------------------------------------    Administration and Chief
               MARK P. COLONNESE                    Financial Officer

ADDITIONAL DIRECTORS:

                       *                          Director                               August 8, 2000
------------------------------------------------
                MICHAEL A. HENOS

                       *                          Director                               August 8, 2000
------------------------------------------------
               R. WAYNE ALEXANDER

                       *                          Director                               August 8, 2000
------------------------------------------------
                VAUGHN D. BRYSON

                       *                          Director                               August 8, 2000
------------------------------------------------
                 T. FORCHT DAGI

                       *                          Director                               August 8, 2000
------------------------------------------------
                 VIJAY K. LATHI

                       *                          Director                               August 8, 2000
------------------------------------------------
              ARDA MINOCHERHOMJEE

                       *                          Director                               August 8, 2000
------------------------------------------------
                ARTHUR M. PAPPAS

                       *                          Director                               August 8, 2000
------------------------------------------------
              RICHARD S. SCHNEIDER

                               [Signatures continued on following page.]

                      NAME                                      TITLE                       DATE
                      ----                                      -----                       ----
                       *                          Director                               August 8, 2000
------------------------------------------------
                WILLIAM A. SCOTT

           *By: /s/ MARK P. COLONNESE
   ------------------------------------------
               Mark P. Colonnese
                Attorney-in-fact